                                  EXHIBIT 23.02
                  CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
FNB Financial Services Corporation

We consent to the inclusion in the Form 10-K of FNB Financial Services Corporation and the incorporation by reference in the registration statements of FNB Financial Services Corporation on Form S-8, Commission File Nos. 333-24755, 333-29679 and 333-67365, and on Form S-3, Commission File No. 333-02437, of our report dated February 10, 1998, relating to FNB Financial Services Corporation and Subsidiary's consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of FNB Financial Services Corporation. Our report on the Corporation's consolidated financial statements was issued prior to their restatement for the acquisition of Black Diamond Savings Bank, FSB which was accounted for as a pooling of interest.




                                        /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.


Greensboro, North Carolina
March 29, 2000